Joint Filer Information and Signatures
Joint Filers:

1.	Name:	MDRA GP LP
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

			By: /s/ Andrew Herenstein	August 20, 2018
			Name: Andrew Herenstein	Date
Title: Managing Principal

2.	Name:	Monarch GP LLC
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MONARCH GP LLC

			By: /s/ Andrew Herenstein	August 20, 2018
			Name: Andrew Herenstein	Date
Title: Managing Principal